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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Stock Plan and the 1994 Non-Employee Directors' Stock Option Plan of Cytel Corporation of our report dated February 1, 1996, with respect to the consolidated financial statements of Cytel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP


San Diego, California
September 5, 1996